CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the use in this Registration Statement of Energy & Engine Technology Corporation and Subsidiaries on Form SB-2 of our report dated March 5, 2004 relating to the consolidated financial statements of Energy & Engine Technology Corporation and Subsidiaries appearing in the Prospectus, which is a part of such Registration Statement, and to the use of our name as it appears under the caption "Experts".



                                     /s/ MARCUM & KLIEGMAN LLP
                                     -------------------------
                                     Marcum & Kliegman LLP
                                     Certified Public Accountants





New York, New York
July 27, 2004.






































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